Exhibit 99.1

DSP Group, Inc. Reports Fourth Quarter 2016 and Full Year Results

Fourth Quarter Revenues Up 4% Year-over-Year

New Product Revenues Increase 26% Year-over-Year and 48% for Full Year

Fourth Quarter GAAP and Non-GAAP Gross Margins both increased 210bp to 45.1% and 45.3%, respectively

LOS ALTOS, Calif., February 2, 2017 - DSP Group®, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications, announced today its results for the fourth quarter and year ended December 31, 2016.

Fourth Quarter Financial Highlights:

●	GAAP and non-GAAP diluted earnings per share of $0.06 and $0.13, respectively.

●	Revenues of $35.3 million, up 4% year-over-year.

●	GAAP and non-GAAP gross margin of 45.1% and 45.3%, respectively, 210 bps improvement, as compared to the fourth quarter of 2015 on both GAAP and non-GAAP basis.

●

GAAP and non-GAAP operating income of $1.1 million and $2.9 million, respectively, reaching 3.1% and 8.2% of revenues, respectively, compared to GAAP operating loss of $0.5 million and non-GAAP operating income of $1.4 million, in the fourth quarter of 2015.

●	GAAP and non-GAAP net income of $1.3 million and $3.0 million, respectively, compared to GAAP net loss of $0.1 million and non-GAAP net income of $1.7 million, in the fourth quarter of 2015.

●	Generated $10.6 million of cash flow from operations compared to $8.3 million in the fourth quarter of 2015.

●	Repurchased approximately 444,000 shares for a total consideration of $4.8 million.

●	Cash, deposits and marketable securities of approximately $125 million as of December 31, 2016.

Full Year 2016 Financial Highlights:

●	GAAP and non-GAAP diluted earnings per share of $0.21 and $0.36, respectively.

●	Revenues of approximately $137.9 million, a decrease of 4% vs. $144.3 million in 2015.

●	GAAP and non-GAAP gross margin of 44.1% and 44.4%, respectively, a 260 and 270 bps improvement, as compared to 2015 on GAAP and non-GAAP basis, respectively.

●

GAAP and non-GAAP operating income of $4.2 million and $8.2 million, respectively, reaching 3% and 5.9% of revenues, respectively, compared to GAAP and non-GAAP operating income of $0.7 million and $7.5 million in 2015.

●	GAAP and non-GAAP net income of $4.8 million and $8.5 million, respectively, compared to GAAP and non-GAAP net income of $1.6 million and $8.0 million in 2015.

●	Generated $16.5 million of cash from operating activities compared to $12.2 million in 2015.

●	Repurchased approximately 1.1 million shares for a total consideration of $10.7 million.

Management Comments:

Commenting on the results, Ofer Elyakim, CEO of DSP Group, stated, “We are delighted that in 2016 our new products were well received in the marketplace and strongly contributed to our achievement of record high revenues of $59.3 million, representing an increase of 48% year over year and accounting for 43% of total revenues. Moreover, we are very pleased with our financial performance in which we realized a 270 bps improvement in non-GAAP gross margins and 70 bps improvements in non-GAAP operating margins to 44.4% and 5.9%, respectively, as well as the accomplishment of record cash flow from operations in the amount of $16.5 million.”

Mr. Elyakim added, “In the first quarter of 2017, we expect a slowdown in revenues due to a seasonal decrease in demand for our cordless telephony products and a drop in demand for our HDClear products. Looking ahead, we remain very well positioned for long-term growth and profitability due to the strength of our new products strategy.”

Fourth Quarter Product and Market Highlights:

●	Record new product revenues of $14.1 million for the fourth quarter and $59.3 million for the full year, representing a year-over-year increase of 26% and 48% respectively.

●

Office/VoIP segment revenues reached $6.4 million for the fourth quarter and $26.6 million for the full year, a year-over-year decrease of 9% on a quarterly basis and an increase of 20%, on an annual basis.

●	Mobile/HDClear segment revenues of $2.8 million for the fourth quarter and $15.9 million for the full year, representing 8% and 12% of total revenues, respectively.

●	Home gateway revenues of $2.5 million for the fourth quarter and $10.9 million for the full year, representing a year-over-year decrease of 2% and 21%, respectively.

●	IoT revenues of $2.3 million for the fourth quarter and $5.9 million for the full year, representing a year-over-year increase of 83% and 56% respectively.

●	Unveiled a new audio SoC, HDClear/DBMD5, to address the smart speaker and IoT markets.

●	Vesper and Sensory launched a development platform for far-field always listening battery powered devices based on our HDClear solution.

●	Unveiled a new VoIP processor, DVF101, to address the high performance VoIP market.

●	MERA and Media5 to create a complete V2oIP solution to accelerate time to market

●	Ooma launched smart home solution based on our ULE SoCs.

●	SoftAtHome will incorporate ULE into its platform for easy ULE deployment to operators.

●	Philio technology selected our ULE and HDClear voice processors for its IoT devices.

●	Climax selected our ULE solution for its new smart home suite of products.

●	Greenwave systems will incorporate VTech ULE devices to its advanced IoT solutions based on our ULE technology.

GAAP Results:

2016 Fourth Quarter Results:

Revenues for the fourth quarter of 2016 were $35.3 million, an increase of 4% from revenues of $33.8 million for the fourth quarter of 2015. Net income for the fourth quarter of 2016 was $1.3 million, as compared to net loss of $0.1 million for the fourth quarter of 2015. Basic and diluted earnings per share for the fourth quarter of 2016 were $0.06, as compared to no basic and diluted earnings per share for the fourth quarter of 2015.

Year End Results:

Revenues for the year ended December 31, 2016 were $137.9 million, a decrease of 4% from 2015 revenues of $144.3 million. Net income for 2016 was $4.8 million, compared to a net income of $1.6 million for 2015. Basic and diluted earnings per share for 2016 were $0.22 and $0.21, respectively, compared to basic and diluted earnings per share of $0.07 for 2015.

Non-GAAP Results:

Non-GAAP net income and diluted earnings per share for the fourth quarter of 2016 were $3.0 million and $0.13, respectively, as compared to non-GAAP net income and diluted earnings per share of $1.7 million and $0.07, respectively, for the fourth quarter of 2015. Non-GAAP net income and earnings per share for the fourth quarter of 2016 exclude the impact of amortization of acquired intangible assets in the amount of $425,000 associated with previous acquisitions; equity-based compensation expenses of $1.4 million and amortization of a deferred tax liability related to intangible assets acquired in previous acquisitions in the amount of $99,000. Non-GAAP net income and earnings per share for the fourth quarter of 2015 excluded the impact of amortization of acquired intangible assets of $321,000 associated with a previous acquisition; equity-based compensation expenses of $1.2 million; write-off of $400,000 associated with an expired option related to a previous investment in a private company; and amortization of a deferred tax liability related to intangible assets acquired in connection with a previous acquisition in the amount of $114,000.

Non-GAAP net income and diluted earnings per share for the year ended December 31, 2016 were $8.5 million and $0.36, respectively, as compared to non-GAAP net income and diluted earnings per share of $8.0 million and $0.34, respectively, for the year ended December 31, 2015. Non-GAAP net income and diluted earnings per share for the year ended December 31, 2016 excluded the impact of amortization of acquired intangible assets of $1.5 million associated with previous acquisitions; equity-based compensation expenses of $5.1 million; other income in the amount of $2.5 million related to reversal of provisions due to the elapse of applicable statute of limitations; and amortization of deferred tax liability related to intangible assets acquired in connection previous acquisitions in the amount of $352,000. Non-GAAP net income and diluted earnings per share for the year ended December 31, 2015 excluded the impact of amortization of acquired intangible assets of $1.3 million associated with the BoneTone acquisition; equity-based compensation expenses of $5.1 million; write-off of $400,000 associated with an expired option related to a previous investment in a private company; and amortization of deferred tax liability related to intangible assets acquired in connection with a previous acquisition in the amount of $369,000.

Earnings Conference Call Details:

DSP Group will discuss its fourth quarter financial results, along with its outlook and guidance for the first quarter of 2017, on its conference call at 8:30 a.m. ET today, and invites you to listen via our conference call or a live broadcast over the Internet.

Investors may access the conference call by dialing ++ 1877 280 2296 (domestic US) or +1646 254 3361 (international) approximately 10 minutes prior to the starting time. The password is 6248975. The broadcast via the Internet can be accessed by all interested parties through the Investor Relations section of DSP Group’s website at www.dspg.com or link to: http://edge.media-server.com/m/p/hqfn3z46

A replay of the conference call will be available for a week following the call. To listen to the session, please dial +1 347 366 9565 (domestic US) or +44 20 3427 0598 (international) and enter the company access code: 6248975#

Presentation on Non-GAAP Net Income Calculation

The Company believes that the non-GAAP presentation of net income, gross margins, operating margins, and diluted earnings per share presented in this press release is useful to investors in comparing results for the quarter and year ended December 31, 2016 to the same periods in 2015 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensation are reflected in its statements of income.

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements regarding an expectation of revenue slowdown in the first quarter of 2017 due to a decrease in demand for the company's cordless telephony and HDClear products, as well as the optimism that the company remains very well positioned for future growth and profitability due to its new products strategy. The results from these statements may not actually arise as a result of various factors, including the market penetration of new products; unexpected delays in the commercial launch of new products, including in the mobile and office segments; slower than expected change in the nature of residential communications domain; DSP Group's ability to manage costs; DSP Group’s ability to develop and produce new products at competitive costs and in a timely manner and the ability of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2015, as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s website (www.dspg.com) under Investor Relations. DSP Group assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a leading global provider of wireless chipset solutions for converged communications. Delivering semiconductor system solutions with software and hardware reference designs, DSP Group enables OEMs/ODMs, consumer electronics (CE) manufacturers and service providers to cost-effectively develop new revenue-generating products with fast time to market. At the forefront of semiconductor innovation and operational excellence for over two decades, DSP Group provides a broad portfolio of wireless chipsets integrating DECT/CAT-iq, ULE, Wi-Fi, PSTN, HDClear™, video and VoIP technologies. DSP Group enables converged voice, audio, video and data connectivity across diverse mobile, consumer and enterprise products – from mobile devices, connected multimedia screens, and home automation & security to cordless phones, VoIP systems, and home gateways. Leveraging industry-leading experience and expertise, DSP Group partners with CE manufacturers and service providers to shape the future of converged communications at home, office and on the go. For more information, visit www.dspg.com.

Contact:

DSP Group Inc.

Daniel Amir

Corporate Vice President, Business Development, Strategy and Investor Relations

Work: 1-415-726-5900

Daniel.amir@dspg.com

DSP GROUP, INC.

    CONSOLIDATED STATEMENTS OF INCOME

    (In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$35,278	$33,770	$137,869	$144,271
Cost of revenues	19,384	19,253	77,023	84,411

Gross profit	15,894	14,517	60,846	59,860
Operating expenses:
Research and development, net	8,456	8,803	34,885	35,483
Sales and marketing	3,535	2,995	13,867	12,103
General and administrative	2,384	2,486	9,006	9,876
Amortization of intangible assets	425	721	1,457	1,684
Other income	-	-	(2,549)	-

Total operating expenses	14,800	15,005	56,666	59,146

Operating income (loss)	1,094	(488)	4,180	714

Financial income, net	318	304	1,227	1,175

Income (loss) before taxes on income	1,412	(184)	5,407	1,889
Taxes on income (tax benefit)	100	(76)	594	327

Net income (loss)	$1,312	$(108)	$4,813	$1,562
Net earnings per share:
Basic	$0.06	$0.00	$0.22	$0.07
Diluted	$0.06	$0.00	$0.21	$0.07

Weighted average number of shares used in per share computations of net earnings (loss) per share:
Basic	21,808	21,634	21,800	21,924
Diluted	22,902	21,634	22,887	23,340

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net income	$1,312	$(108)	$4,813	$1,562
Equity-based compensation expense included in cost of revenues	86	72	328	300
Equity-based compensation expense included in research and development, net	590	504	2,205	2,201
Equity-based compensation expense included in sales and marketing	251	150	806	641
Equity-based compensation expense included in general and administrative	456	441	1,749	1,950
Amortization of intangible assets and write off of expired option	425	721	1,457	1,684
Other income related to reversal of provisions due to elapse of statute of limitations	-	-	(2,549)	-
Amortization of deferred tax liability related to intangible assets	(99)	(114)	(352)	(369)
Non-GAAP net income	$3,021	$1,666	$8,457	$7,969

Weighted-average number of common stock used in computation of GAAP diluted net earnings per share (in thousands)	22,902	21,634	22,887	23,340

Weighted-average number of shares related to outstanding options, stock appreciation rights and restricted share units (in thousands)	296	1,531	386	357

Weighted-average number of common stock used in computation of non-GAAP diluted net earnings per share (in thousands)	23,198	23,165	23,273	23,697

GAAP diluted net earnings per share	$0.06	$0.00	$0.21	$0.07
Equity-based compensation expense	0.06	0.05	0.22	0.22
Amortization of intangible assets and write off of expired option	0.02	0.03	0.06	0.07
Other income related to reversal of provisions	-	-	(0.11)	-
Amortization of deferred tax liability related to intangible assets	(0.01)	(0.01)	(0.02)	(0.02)

Non-GAAP diluted net earnings per share	$0.13	$0.07	$0.36	$0.34

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2016	2015
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$17,752	$13,704
Restricted deposits	70	168
Marketable securities and short term deposits	29,031	18,070
Trade receivables, net	19,069	19,211
Inventories	9,748	11,453
Other accounts receivable and prepaid expenses	2,332	3,319
Total current assets	78,002	65,925

Property and equipment, net	4,130	3,764

Long term marketable securities and deposits	78,092	89,714
Severance pay fund	12,751	11,578
Deferred income taxes	918	1,311
Intangible assets, net	10,723	9,127
Investment in other companies	-	1,800
Long term prepaid expenses and lease deposits	1,329	743
	103,813	114,273

Total assets	$185,945	$183,962

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$12,540	$13,103
Other current liabilities	13,360	14,678
Total current liabilities	25,900	27,781

Accrued severance pay	12,908	11,703
Accrued pensions	803	684
Deferred income taxes	787	476
Total long term liabilities	14,498	12,863

Stockholders’ equity:
Common stock	22	22
Additional paid-in capital	366,121	361,023
Accumulated other comprehensive loss	(1,852)	(1,267)
Less – Cost of treasury stock	(122,632)	(125,697)
Accumulated deficit	(96,112)	(90,763)
Total stockholders’ equity	145,547	143,318
Total liabilities and stockholders’ equity	$185,945	$183,962